Exhibit 99.1

TIMELINE REPORTS FIRST QUARTER FISCAL 2005 RESULTS

BELLEVUE, WA – August 9, 2004 -- Timeline, Inc. (OTC/BB: TMLN), today reported a loss of $391,000, or $0.09 per share, in its first quarter of fiscal 2005 ended June 30, 2004.  In the first quarter a year ago the company lost $266,000, or $0.06 per share.  Total revenue decreased to $719,000, from $942,000 for the year ago quarter, on lower license and consulting revenue offsetting increased revenue from maintenance.

“We were obviously disappointed in this quarter’s results, with revenues falling far short of our expectations,” said Charles Osenbaugh, President.  “Last year’s first fiscal quarter included a couple of large, one-time license fees in the United States and more favorable gains on foreign exchange conversions.  In addition, the introduction of Version 2.9 of the Analyst suite of products negatively impacted consulting revenue in the first quarter of fiscal 2005.  One of the key enhancements to Version 2.9 is that it allows for the deployment of target analytical data marts on Oracle 8 or 9i and IBM’s DB2 Universal Data Bases Versions 7 & 8, as well as Microsoft SQL Server.  These important enhancements, however, required our consultants to spend many hours moving through a learning curve for these platforms for which we did not bill clients.

“The bottom line is that new license revenue remained disappointing.  An inherent weakness in our model of selling almost exclusively through resellers is that we are unable to exert much influence on the timing of end user licensing and installations,” said Osenbaugh.  “We remain dependant on a relatively small group of resellers for the bulk of our new licensing activity; as they go, we go.”

Sales in the United Kingdom, which has been one of the company’s strongest territories in the past few years, were down in the quarter due to a change in a reseller’s product mix and delays in the launch of Version 2.9.  “When Sage Enterprise introduced its own branded Business Intelligence for its ERP systems, sales of Timeline’s software solution fell dramatically in this reseller channel,” said Michael Evans, Director of Worldwide Sales.  “Many of the Sage resellers, however, appear to be returning to offering Analyst as the product of choice.  Because of its ability to automatically adapt to changes in the underlying data structure, Analyst’s automation substantially reduces the cost of maintaining the system and increases productivity and satisfaction for end users.”  The new license revenue trend in this channel on a sequential quarterly basis is decidedly up, but did not meet year-ago levels.

Additionally, the delay in introducing Version 2.9 also pushed back expected revenue from U.K. sales dependent on Oracle compatible products.  “We have reacted to the challenges in the U.K. by substantially increasing our contacts with resellers and providing further training and sales support to these important sales partners,” Evans noted.

Cost of revenues and operating expenses both declined in the first quarter compared to the year ago period.  Fiscal first quarter cost of revenues dropped 51% to $89,000 from $181,000 in the first quarter a year ago, reflecting that the cost of previously acquired and internally developed products is now fully amortized.  Operating expenses dropped 4% to $1,013,000 compared to $1,053,000 in the first quarter of fiscal 2004.  “We continue to watch our costs very closely to improve efficiencies and reduce overhead,” said Osenbaugh.

About Timeline
Timeline develops, markets and supports proven, Microsoft Windows-based financial management reporting software suitable for complex applications such as those found in medium to large, multinational corporations.  Timeline Analyst was developed for Windows and Office and takes full advantage of Microsoft’s latest operating systems and Version 2.9 allows for the deployment of target analytical data marts on Oracle 8 or 9i and IBM’s DB2 Universal Data Bases Versions 7 & 8 as well as Microsoft SQL Server.  The Analyst Suite of products allows target data marts on which Timeline’s reporting, budgeting and consolidation applications reside to be built on all of these three of the most popular computing platforms.  Timeline can be reached at 800-342-3365 or on the web at

www.timeline.com.  WorkWise Software, Inc., a subsidiary of Timeline, is the leading provider of event-based notifications, application integration and process automation systems to the mid-market.  The WorkWise solutions are exclusively available through authorized OEM and Reseller Business Partners.  For more information on WorkWise Software, Inc., visit its website at www.workwise.com.  Analyst Financials Ltd., a London-based subsidiary of Timeline, markets, licenses and provides consulting for Timeline Analyst products in Europe and Africa.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Statements in this news release looking forward in time involve risks and uncertainties, including the ability of third party partners and direct sales to generate sales, market acceptance of product upgrades introduced by the company, risks associated with international operations, corporate spending patterns, the company’s ability to realize value from patented technology, the ability of the company to control and reduce expenses and increase working capital, and other risk factors detailed in the Company’s Securities and Exchange Commission filings.  Use of the words “trend” and “continue” in this news release is intended to identify these forward-looking statements, although it is not the exclusive means of doing so.

CONDENSED CONSOLIDATED BALANCE SHEETS
($ in 000’s)

	June 30, 2004	March 31, 2004

	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$180	$511
Accounts receivable net of allowance of $13 and $12	492	423
Prepaid expenses and other	146	172

Total current assets	818	1,106
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $883 and $876	72	75
CAPITALIZED PATENTS, net of accumulated amortization of $65 and $60	253	254
GOODWILL, net of accumulated amortization of $124	70	70

Total assets	$1,213	$1,505

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$110	$47
Accrued expenses	303	297
Deferred revenues	635	619

Total current liabilities	1,048	963

SHAREHOLDERS’ EQUITY:
Common stock, $.01 par value, 20,000,000 shares authorized, 4,198,998 and 4,178,498 issued and outstanding	42	42
Additional paid-in capital	10,574	10,564
Accumulated other comprehensive loss	(93)	(97)
Accumulated deficit	(10,358)	(9,967)

Total shareholders’ equity	165	542

Total liabilities and shareholders’ equity	$1,213	$1,505

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
($ in 000’s)

	Three Months Ended June 30, 2004	Three Months Ended June 30, 2003

REVENUES:
Software license	$265	$440
Maintenance	331	292
Consulting and other	123	210

Total revenues	719	942
COST OF REVENUES:
Software license	—	70
Patent license	5	4
Maintenance, consulting and other	84	107

Total cost of revenues	89	181

Gross profit	630	761
OPERATING EXPENSE:
Sales and marketing	323	275
Research and development	214	200
General and administrative	445	458
Patents	23	19
Depreciation	8	17
Amortization	—	84

Total operating expenses	1,013	1,053

Loss from operations	(383)	(292)

OTHER INCOME:
Foreign currency exchange, interest and other (expense) income	(8)	26

Total other income	(8)	26

Loss before income taxes	(391)	(266)
Provision for income tax	—	—

Net loss	$(391)	$(266)

Basic and diluted net loss per share	$(0.09)	$(0.06)

Shares used in calculation of basic and diluted net loss per share	4,183,580	4,174,652

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
($ in 000’s)

	Three Months Ended June 30, 2004	Three Months Ended June 30, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net cash used in operating activities	$(322)	$(127)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5)	(3)
Capitalized patent acquisition costs	(4)	(13)

Net cash used in investing activities	(9)	(16)

CASH FLOWS FROM FINANCING ACTIVITIES:
Warrants issued to FNIS	—	84

Net cash provided by financing activities	—	84

EFFECT OF FOREIGN EXCHANGE RATE FLUCTUATIONS	—	4
NET CHANGE IN CASH AND CASH EQUIVALENTS	(331)	(55)
CASH AND CASH EQUIVALENTS, beginning of period	511	168

CASH AND CASH EQUIVALENTS, end of period	$180	$113

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$1

Note:  Transmitted on Business Wire on August 9, 2004 at 11:29 a.m. PDT